                                                                 1999 Motorcycle
                                                              Statistical Annual

[MOTORCYCLE INDUSTRY COUNCIL LOGO]

                                             MARKET SHARE - NEW MOTORCYCLE SALES

[Market Share - New Motorcycles: 1998 PIE CHART]

Market Share - New Motorcycles: 1997-1998

                    ----------------    -----------------
                         1998                1997
                    ----------------    -----------------
                              MARKET              MARKET
BRAND               RANK      SHARE     RANK      SHARE
=========================================================
Honda                 1       27.0%       1       27.9%

Harley-Davidson       2       26.2%       2       27.1%

Yamaha                3       15.6%       3       13.6%

Kawasaki              4       12.4%       4       13.0%

Suzuki                5       12.1%       5       13.0%

BMW                   6        1.7%       6        1.7%

All Others            -        5.0%       -        3.7%

THE NATION'S SIX LEADING BRANDS ACCOUNTED FOR 95% OF THE NEW MOTORCYCLE UNIT SALES IN 1998.

AN ESTIMATED 432,000 NEW MOTORCYCLES WERE SOLD IN THE UNITED STATES IN 1998 COMPARED TO 356,000 IN 1997.

NOTE:
INCLUDES ALL TWO-WHEELED MOTORCYCLES AND SCOOTERS. EXCLUDES MOPEDS AND ALL-TERRAIN VEHICLES (ATVS). BUELL INCLUDED IN HARLEY-DAVIDSON TOTALS. "ALL OTHERS" INCLUDES DUCATI, KTM, TRIUMPH, VICTORY AND BRANDS WHO CURRENTLY DISTRIBUTE IN THE U.S.

SOURCE:
1998 MIC RETAIL SALES REPORT, MOTORCYCLE INDUSTRY COUNCIL, INC., IRVINE, CALIFORNIA, JANUARY, 1999 AND INFORMATION PROVIDED BY U.S. DISTRIBUTORS.

NEW MOTORCYCLE RETAIL SALES

AN ESTIMATED 432,000 NEW MOTORCYCLE UNITS WERE SOLD IN 1998. 69% WERE ON-HIGHWAY MOTORCYCLES.

DUAL MOTORCYCLES REPRESENTED 3% AND OFF-HIGHWAY MOTOR-CYCLES COMPRISED 28% OF THE NEW RETAIL UNITS SOLD IN 1998.

NEW MOTORCYCLE RETAIL SALES EQUALED AN ESTIMATED 3.5 BILLION DOLLARS IN 1998. ON-HIGHWAY MOTORCYCLES ACCOUNTED FOR 86%, WHILE OFF-HIGHWAY MOTORCYCLES AND DUAL MOTORCYCLES REPRESENTED 12% AND 2% RESPECTIVELY.

NOTE:
ON-HIGHWAY INCLUDES SCOOTERS AND EXCLUDES MOPEDS. OFF-HIGHWAY INCLUDES COMPETITION MOTORCYCLES, AND EXCLUDES ATVs.

SEE PAGE 1 FOR MODEL TYPE DEFINITIONS.

THE ESTIMATED RETAIL DOLLAR VOLUME IS BASED ON THE MANUFACTURER'S "SUGGESTED RETAIL PRICE" PER MODEL IN THE MIC RETAIL SALES REPORT.

SOURCE:
UNIT AND RETAIL DOLLAR SALES ESTIMATES PRIOR TO 1990 WERE DERIVED FROM MOTOR-CYCLE IMPORT, PRODUCTION, WHOLESALE, INVENTORY, AND NEW REGISTRATION STATISTICS. 1990 AND SUBSEQUENT ESTIMATES ARE BASED ON THE MIC RETAIL SALES REPORT
AND NEW REGISTRATION STATISTICS.

Estimated New Retail Sales Units by Model Type: 1982-1998

                                    --------------------------------------------
                                                   MODEL TYPE
                                    --------------------------------------------
                     TOTAL          ON-HIGHWAY       DUAL        OFF-HIGHWAY
                     UNITS             UNITS         UNITS          UNITS
    YEAR            (000'S)           (000'S)       (000'S)        (000'S)
================================================================================
    1998              432               298           13             121
    1997              356               247           13              96
    1996              330               228           14              88
    1995              309               214           16              79
--------------------------------------------------------------------------------
    1994              306               210           18              78
    1993              293               201           16              76
    1992              278               186           17              75
    1991              280               190           16              74
--------------------------------------------------------------------------------
    1990              303               208           18              77
    1989              315               227           18              70
    1988              420               310           25              85
    1987              565               438           27             100
--------------------------------------------------------------------------------
    1986              595               440           30             125
    1985              710               520           45             145
    1984              755               550           55             150
    1983              760               550           55             155
--------------------------------------------------------------------------------
    1982              740               520           55             165

Estimated New Retail Sales Dollars by Model Type: 1982-1998

                                ---------------------------------------
                                              MODEL TYPE
                                ---------------------------------------
                   TOTAL         ON-HIGHWAY      DUAL      OFF-HIGHWAY
                  DOLLARS          DOLLARS      DOLLARS      DOLLARS
     YEAR       ($000,000'S)    ($000,000'S)  ($000,000'S) ($000,000'S)
=======================================================================
     1998         $ 3,547         $ 3,068        $ 64        $ 415
     1997           2,892           2,494          62          336
     1996           2,517           2,149          64          304
     1995           2,184           1,863          68          253
-----------------------------------------------------------------------
     1994           2,006           1,701          72          233
     1993           1,771           1,511          52          208
     1992           1,526           1,281          52          193
     1991           1,335           1,114          43          178
-----------------------------------------------------------------------
     1990           1,330           1,103          45          182
     1989           1,247           1,028          44          175
     1988           1,495           1,248          56          191
     1987           1,594           1,348          53          193
-----------------------------------------------------------------------
     1986           1,585           1,322          53          210
     1985           1,798           1,508          72          218
     1984           1,989           1,691          86          212
     1983           1,753           1,468          74          211
-----------------------------------------------------------------------
     1982           1,670           1,389          74          207

MOTORCYCLE RETAIL OUTLETS

IN 1999, 13,833 RETAIL OUTLETS SOLD MOTORCYCLES AND RELATED PRODUCTS IN THE U.S.

THESE RETAIL OUTLETS EMPLOYED AN ESTIMATED 101,069 EMPLOYEES AT AN ANNUAL PAYROLL OF $2.4 BILLION.

IN 1999, 38% OF THE RETAIL OUTLETS WERE FRANCHISED TO SELL NEW MOTORCYCLES, SCOOTERS OR ALL-TERRAIN VEHICLES (ATVs).

ABOUT THREE-FIFTHS (62%) OF THE 1999 RETAIL OUTLETS SPECIALIZED IN MOTORCYCLE RELATED PARTS, ACCESSORIES, RIDING APPAREL, USED VEHICLES OR SERVICE, BUT WERE NOT FRANCHISED TO SELL NEW MOTORCYCLES, SCOOTERS OR ATVs.

NOTE:
A FRANCHISED MOTORCYCLE OUTLET IS DEFINED AS A MOTORCYCLE RETAIL OUTLET FRANCHISED TO SELL NEW MOTORCYCLES, SCOOTERS OR ALL-TERRAIN VEHICLES (ATVs). A NON-FRANCHISED MOTORCYCLE OUTLET IS DEFINED AS A MOTORCYCLE RETAIL OUTLET SPECIALIZING IN THE SALE OF EITHER MOTORCYCLE RELATED PARTS, ACCESSORIES, RIDING APPAREL, USED VEHICLES OR SERVICE, BUT NOT FRANCHISED TO SELL NEW MOTORCYCLES, SCOOTERS OR ATVs. BECAUSE OF DIFFERENCES IN LIST SOURCES, DIRECT COMPARISONS SHOULD NOT BE MADE BETWEEN THE NUMBER OF OUTLETS EACH YEAR.

SOURCE:
1999 MOTORCYCLE RETAIL OUTLET AUDIT, MOTORCYCLE INDUSTRY COUNCIL, INC., IRVINE, CALIFORNIA, AUGUST 1999.
1999 MOTORCYCLE RETAIL OUTLET PROFILE SURVEY, MOTORCYCLE INDUSTRY COUNCIL, INC., IRVINE, CALIFORNIA, NOVEMBER 1999.

Retail Outlets by State: 1999

                     -------------------------------        ------------------------------       ---------------------------------
                            1999 FRANCHISED                    1999 NON-FRANCHISED                          1999 TOTAL
                        MOTORCYCLE RETAIL OUTLETS            MOTORCYCLE RETAIL OUTLETS              MOTORCYCLE RETAIL OUTLETS
                     -------------------------------        ------------------------------       ---------------------------------
                     No. of       No. OF    EMPLOYEE        No. of      No. of    EMPLOYEE       No. of       No. of     EMPLOYEE
                     OUTLETS    EMPLOYEES   PAYROLL         OUTLETS    EMPLOYEES  PAYROLL        OUTLETS     EMPLOYEES    PAYROLL
STATE                                       ($000's)                              ($000's)                                ($000's)
==================================================================================================================================
Alabama                 91        1,347   $   41,695           89          258   $    4,250          180        1,605   $   45,945
Alaska                  61          744       18,688           19         1986        2,001           80          830       20,689
Arizona                 67          817       20,526          143          644       15,059          210        1,461       35,585
Arkansas               102        1,510       46,735           96          278        4,584          198        1,788       51,319
California             327        3,989      100,179          857        3,857       90,247        1,184        7,846      190,426
----------------------------------------------------------------------------------------------------------------------------------
Colorado                97        1,183       29,717          157          707       16,533          254        1,890       46,250
Connecticut             38          475       11,947           91          373        7,104          129          848       19,051
Delaware                 6           75        1,886           21           86        1,639           27          161        3,525
Dist. of Col.            0            0            0            1            4           78            1            4           78
Florida                169        2,501       77,434          431        1,250       20,582          600        3,751       98,016
----------------------------------------------------------------------------------------------------------------------------------
Georgia                124        1,835       56,815          154          447        7,354          278        2,282       64,169
Hawaii                  10          122        3,064           42          189        4,423           52          311        7,487
Idaho                   79          964       24,202           51          230        5,371          130        1,194       29,573
Illinois               208        2,704       62,479          343        1,098       16,553          551        3,802       79,032
Indiana                119        1,547       35,745          313        1,002       15,105          432        2,549       50,850
----------------------------------------------------------------------------------------------------------------------------------
Iowa                   105        1,365       31,540          146          467        7,046          251        1,832       38,586
Kansas                  76          988       22,829           85          272        4,102          161        1,260       26,931
Kentucky                99        1,465       45,361          135          392        6,447          234        1,857       51,808
Louisiana               95        1,406       43,528           90          261        4,298          185        1,667       47,826
Maine                   78          975       24,523           59          242        4,606          137        1,217       29,129
----------------------------------------------------------------------------------------------------------------------------------
Maryland                43          538       13,519          122          500        9,524          165        1,038       23,043
Mass                    67          838       21,065          156          640       12,179          223        1,478       33,244
Michigan               236        3,068       70,890          300          960       14,478          536        4,028       85,368
Minnesota              236        3,068       70,890          193          618        9,314          429        3,686       80,204
Mississippi             82        1,214       37,571           67          194        3,200          149        1,408       40,771
----------------------------------------------------------------------------------------------------------------------------------
Missouri               124        1,612       37,247          182          582        8,783          306        2,194       46,030
Montana                 70          854       21,445           46          207        4,844          116        1,061       26,289
Nebraska                65          845       19,525           41          131        1,979          106          976       21,504
Nevada                  33          403       10,110           59          266        6,213           92          669       16,323
New Hamp.               55          688       17,292           89          365        6,948          144        1,053       24,240
----------------------------------------------------------------------------------------------------------------------------------
New Jersey              71          888       22,323          225          923       17,565          296        1,811       39,888
New Mexico              42          512       12,867           65          293        6,845          107          805       19,712
New York               268        3,350       84,260          495        2,030       38,644          763        5,380      122,904
N. Carolina            152        2,250       69,645          216          626       10,315          368        2,876       79,960
N. Dakota               65          845       19,525           22           70        1,062           87          915       20,587
----------------------------------------------------------------------------------------------------------------------------------
Ohio                   185        2,405       55,570          592        1,894       28,570          777        4,299       84,140
Oklahoma                72        1,066       32,990           86          249        4,107          158         ,315       37,097
Oregon                  86        1,049       26,347          133          599       14,006          219        1,648       40,353
Penn                   242        3,025       76,086          494        2,025       38,566          736        5,050      114,652
Rhode Isl.               8          100        2,515           30          123        2,342           38          223        4,857
----------------------------------------------------------------------------------------------------------------------------------
S. Carolina             65          962       29,782          126          365        6,017          191        1,327       35,799
S. Dakota               44          572       13,217           40          128        1,930           84          700       15,147
Tennessee              112        1,658       51,317          208          603        9,933          320        2,261       61,250
Texas                  277        4,100      126,918          453        1,314       21,633          730        5,414      148,551
Utah                    72          878       22,058           50          225        5,265          122        1,103       27,323
----------------------------------------------------------------------------------------------------------------------------------
Vermont                 41          513       12,891           27          111        2,108           68          624       14,999
Virginia               100        1,480       45,819          132          383        6,304          232        1,863       52,123
Washington              98        1,196       30,023          151          680       15,901          249        1,876       45,924
West Virginia           55          688       17,292           93          381        7,260          148        1,069       24,552
Wisconsin              235        3,055       70,589          275          880       13,271          510        3,935       83,860
----------------------------------------------------------------------------------------------------------------------------------
Wyoming                 55          671       16,850           35          158        3,686           90          829       20,536
U.S. TOTAL           5,307       70,403   $1,857,331        8,526       30,666   $  570,174       13,833      101,069   $2,427,505

                                                Motorcycle Retail Outlet Profile

1998 Retail Sales Volume by U.S. Motorcycle Outlets

                       FRANCHISED                NON-FRANCHISED          ALL MOTORCYCLE
                       M/C OUTLETS     % of       M/C OUTLETS    % of       OUTLETS          % of
                        ($000'S)      TOTAL       ($000'S)      TOTAL      ($000'S)         TOTAL
=================================================================================================
New Motorcycles        $3,547,000      57.6%     $        0       0.0%     $3,547,000      44.1%


Used Motorcycles          923,700      15.0%        354,300      18.8%      1,278,000      15.9%


Parts, Accessories
  & Riding Apparel      1,243,900      20.2%      1,253,200      66.5%      2,497,100      31.0%

Service Labor             344,900       5.6%        273,300      14.5%        618,200       7.7%

Other Motorcycle
  Related Sales            98,500       1.6%          3,800       0.2%        102,300       1.3%
                           ------       ----          -----       ----        -------       ----

TOTAL MOTORCYCLE
  RELATED SALES        $6,158,000     100.0%     $1,884,600     100.0%     $8,042,600     100.0%

Note: Comparisons cannot be made with prior or subsequent years due to revisions in new vehicle sales estimates and differences in dealer sources. ATV related sales are not included.



1998 Motorcycle Retail Outlet Profile Survey

                                                   AVERAGE             AVERAGE
                                                 FRANCHISED         NON-FRANCHISED
                                              MOTORCYCLE OUTLET   MOTORCYCLE OUTLET
===================================================================================
TOTAL MOTORCYCLE RELATED SALES AND SERVICES      $1,522,400         $254,500
                                                 ----------         --------
      New Vehicle Sales                             840,100              N/A
      Used Vehicle Sales                            281,600           48,100
      Parts, Accessories & Riding Apparel           294,800          169,100
      Service Labor                                  82,100           36,800
      Other Related Sales                            23,800              500

NUMBER OF EMPLOYEES                                    13.2              3.6
                                                       ----              ---
      Full-Time                                        11.2              2.5
      Part-Time                                         2.0              1.1

EMPLOYEE PAYROLL                                 $  351,300         $ 68,100
      (including owners and mgr's salary
      and advances)

YEARS AT SAME LOCATION                                   17               13
      (Under current & previous ownership)

YEARS UNDER CURRENT OWNERSHIP                            17               14
      (Whether or not at this location)

ADVERTISING & PROMOTIONAL EXPENDITURES           $   20,500         $  1,000

NOTE: REPRESENTS AVERAGE DISTRIBUTION OF SALES BY ALL NON-FRANCHISED OUTLETS COMBINED AND MAY NOT BE TYPICAL OF INDIVIDUAL MOTORCYCLE PARTS, ACCESSORY OR SERVICE OUTLETS. ATV RELATED SALES ARE NOT INCLUDED. SEE PAGE 7 FOR OUTLET DEFINITIONS.


SOURCE: 1998 MOTORCYCLE RETAIL OUTLET AUDIT MOTORCYCLE INDUSTRY COUNCIL, INC.,
        IRVINE, CALIFORNIA, AUGUST 1998.
        1999 MOTORCYCLE RETAIL OUTLET PROFILE SURVEY, MOTORCYCLE INDUSTRY COUNCIL, INC., IRVINE, CALIFORNIA, NOVEMBER 1999.

IN 1998 THERE WERE $8.0 BILLION IN RETAIL SALES GENERATED BY ALL FRANCHISED AND NON-FRANCHISED MOTORCYCLE RETAIL OUTLETS.

SALES BY FRANCHISED OUTLETS ACCOUNTED FOR $6.1 BILLION OF THE TOTAL RETAIL SALES VOLUME, COMPARED TO $1.9 BILLION FOR NON-FRANCHISED OUTLETS.

AT $3.5 BILLION, SALES OF NEW MOTORCYCLES REPRESENTED NEARLY HALF (44%) OF TOTAL RETAIL SALES IN 1998.

FROM THE 1999 RETAIL OUTLET PROFILE SURVEY, THE ESTIMATED AVERAGE MOTORCYCLE RELATED SALES AND SERVICES FOR A FRANCHISED MOTORCYCLE OUTLET WAS $1,522,400 COMPARED TO $254,500 FOR A NON-FRANCHISED OUTLET.

FRANCHISED MOTORCYCLE OUTLETS HAD BEEN IN BUSINESS AT THE SAME LOCATION IN 1998 FOR AN AVERAGE OF 17 YEARS. NON-FRANCHISED OUTLETS HAD BEEN AT THE SAME LOCATION AN AVERAGE OF 13 YEARS.

TOTAL REGISTRATIONS

IN 1998, 4.2 MILLION MOTOR-CYCLES WERE REGISTERED FOR USE ON PUBLIC ROADS (SOME TITLES FOR OFF-HIGHWAY MOTORCYCLES AND ATVs ARE INCLUDED).

MOTORCYCLE REGISTRATIONS ACCOUNTED FOR 2.0% OF ALL MOTOR VEHICLES REGISTERED FOR USE ON PUBLIC ROADS IN THE U.S. IN 1998.

Total U.S. Motorcycle Registrations: 1945-1998

[Total U.S. Motorcycle Registrations BAR CHART]

                                             Total
                                           Motorcycle
                            Year          Registrations
                            ===========================
                            1998              4,175,568
                            1995              3,949,000
                            1990              4,088,000
                            1985              5,216,000
                            1980              5,681,000
                            1975              4,964,000
                            1970              2,815,000
                            1965              1,382,000
                            1960                575,000
                            1955                450,000
                            1950                454,000
                            1945                198,000


NOTE:
INCLUDES FIRST-TIME REGISTRATIONS AND RENEWALS. SOME STATES INCLUDE THE TITLING OF OFF-HIGHWAY MOTORCYCLES AND ALL-TERRAIN VEHICLES (ATVs) IN THEIR REGISTRATION TOTALS.

SOURCE:
U.S. DEPARTMENT OF TRANSPORTATION, FEDERAL HIGHWAY ADMINISTRATION FOR 1945-1975 MOTORCYCLE REGISTRATIONS. MOTORCYCLE SAFETY FOUNDATION, IRVINE, CALIFORNIA, FOR 1980 AND SUBSEQUENT YEAR MOTORCYCLE REGISTRATIONS.


9